                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) MARCH 14, 2001



                            PRENTISS PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)




           MARYLAND                     1-14516                 75-2661588
 (State or Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)               file number)        Identification Number)




             3890 WEST NORTHWEST HWY, SUITE 400, DALLAS, TEXAS 75220
                    (Address of principal executive offices)


                                 (214) 654-0886
              (Registrant's telephone number, including area code)



                                       N/A

          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On March 14, 2001, Prentiss Properties Trust ("PPT"), through Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership" and collectively with PPT, the "Company"), agreed to acquire from Brandywine Operating Partnership, L.P. ("Brandywine") and entities affiliated with Brandywine (collectively with Brandywine, the "Brandywine Group") a portfolio of properties (the "Acquisition Properties") located in northern Virginia. The Acquisition Properties consist of four office buildings that contain an aggregate of approximately 657,000 net rentable square feet.

         In exchange for the Acquisition Properties, the Company has agreed to convey to Brandywine a total of 30 office properties located primarily in Suburban Philadelphia and New Jersey that contain an aggregate of approximately
1.6 million net rentable square feet and a 103,000 square foot office development currently under construction in suburban Philadelphia (the "Disposition Properties") as well as 12.9 acres of developable land. The 12.9 acres of developable land is compromised of approximately 6.0 acres remaining at 935 First Avenue in King of Prussia, Pennsylvania and 6.9 acres at Southpoint in Berwyn, Pennsylvania. In addition, Brandywine has agreed to assume approximately $79.8 million of mortgage debt secured by certain of the Disposition Properties and to pay approximately $19.6 million in cash at closing and an additional amount of approximately $15.4 million over an approximate three-year period following closing.

         The Company has separately agreed to issue to Brandywine a combination of 200,000 Series E Cumulative Preferred Units of limited partnership interest in the Operating Partnership ("Preferred Units") with a value of approximately $10.0 million and common units of limited partnership interest in the Operating Partnership ("Common Units") valued at approximately $650,000 in exchange for Brandywine's interest in a joint venture (the "Joint Venture") that owns two additional Northern Virginia office properties (the "Joint Venture Properties") as well as an assignment of Brandywine's rights under a leasing and management agreement with the Joint Venture. The Joint Venture Properties contain an aggregate of approximately 451,000 net rentable square feet. The Preferred Units will accrue distributions at a rate of 7.5% per annum and will be redeemable, in whole but not in part, at the option of Brandywine, at any time on or after the third anniversary of their issuance, for $10.0 million plus accrued but unpaid distributions. The Company will have the option of satisfying the redemption price either by paying cash or by delivering common shares of beneficial interest of the Company having a then market value equal to the redemption price. PPT has agreed to file a registration statement on Form S-3 to register the resale of such common shares by Brandywine. Each of the Common Units will be entitled to receive a distribution at the times and in the amounts that the Company pays a distribution on its outstanding common shares. Each Common Unit becomes exchangeable at the option of Brandywine on or after the second anniversary of issuance for either cash equal to the trading price of one of the Company's common shares at the time of the exchange or, at the option of the Company one common share of the company, subject to certain adjustments.

         As of March 14, 2001, the Acquisition Properties and Joint Venture Properties were approximately 99% leased to approximately 60 tenants. The following table identifies the location and net rentable square feet of the Acquisition Properties and Joint Venture Properties:

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

                              NO. OF                          TOTAL NET RENTABLE
                             BUILDINGS   LOCATION                 SQUARE FEET
                             ---------   --------                 -----------
                                                                (in thousands)
ACQUISITION PROPERTIES
----------------------
Plaza 1900                      1        Tysons Corner, VA              203
Oakwood Center                  1        Fairfax, VA                    130
Greenwood Center                1        Fairfax, VA                    151
Campus Point                    1        Reston, VA                     172
                             ----                                    ------
                                4                                       657

JOINT VENTURE PROPERTIES
------------------------
1676 International              1        Tysons Corner, VA              295
8260 Greensboro Drive           1        Tysons Corner, VA              156
                             ----                                    ------
                                2                                       451
                             ----                                    ------
TOTAL                           6                                     1,108
                             ====                                    ======

         The table set forth below shows scheduled lease expirations for leases in place at January 1, 2001 for the Acquisition Properties and Joint Venture Properties, assuming none of the tenants exercise renewal options or termination rights, if any, at or prior to scheduled expirations:

                                                SCHEDULED LEASE EXPIRATIONS

                                                                                           PERCENTAGE OF
                                                                                            TOTAL FINAL
                                                                                          ANNUALIZED BASE
                                                                 FINAL ANNUALIZED BASE      RENT FROM
       YEAR OF         NUMBER OF LEASES    NET RENTABLE SQUARE   RENT FROM PROPERTIES    PROPERTIES UNDER
        LEASE          EXPIRING WITHIN      FOOTAGE SUBJECT TO      UNDER EXPIRING          EXPIRING         CUMULATIVE
      EXPIRATION           THE YEAR          EXPIRING LEASES          LEASES(1)              LEASES               %
      ----------       ---------------     -------------------   ---------------------   ----------------    ----------
                                                         (in thousands)

         2001                 6                      17            $       324                  1%                1%
         2002                 8                      22                    509                  2%                3%
         2003                18                     117                  2,883                 10%               13%
         2004                 7                      81                  1,674                  6%               19%
         2005                10                      63                  1,760                  6%               25%
         2006                 8                     202                  3,891                 14%               39%
         2007                 9                     135                  3,653                 13%               52%
         2008                 0                       0                      0                  0%               52%
         2009                 6                     226                  5,740                 21%               73%
         2010                 0                       0                      0                  0%               73%
      Thereafter              4                      35                  7,562                 27%              100%
                       --------                  ------            -----------               -----             -----
        TOTAL                76                   1,098            $    27,996                100%              100%
                       ========                  ======            ===========               =====             =====

------------------

(1) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to expiration multiplied by twelve. Tenant reimbursements generally include escalations of real estate taxes, operating expenses and common area utility charges.

         The following table identifies the location and net rentable square feet of the Disposition Properties:

                               NO. OF                         TOTAL NET RENTABLE
                             BUILDINGS   LOCATION                 SQUARE FEET
                             ---------   --------                 -----------
                                                                (in thousands)
DISPOSITION PROPERTIES
----------------------
935 First Avenue                  1      King of Prussia, PA          103
CenterPointe                      1      Mount Laurel, NJ              45
Creamery Way                      3      Exton, PA                    141
Croton Road Corporate Center      1      King of Prussia, PA           97
Lake Center                       2      Marlton, NJ                  117
Oaklands Corporate Center         9      Exton, PA                    401
Pencader Courtyards               2      Newark, DE                    53
Southpoint                        4      Berwyn, PA                   250
Valleybrooke                      5      Malvern, PA                  280
Woodland Falls                    3      Cherry Hill, NJ              215
                              -----                                ------
TOTAL                            31                                 1,702
                              =====                                ======

-----------------

         The Brandywine Group and other members of the Brandywine Group are unaffiliated with the Company. The Company based its determination of the acquisition price of the Acquisition Properties and Joint Venture Properties, and the related terms of the transactions, on the expected cash flow, physical condition, location, existing tenancies and opportunities to retain and attract additional tenants. The acquisition price and related terms of the transactions were determined by arm's-length negotiation between the Company and Brandywine.

         Upon consummation of the transactions on the terms provided for in the Transaction Agreement, the Company's portfolio will consist of 108 office properties containing an aggregate of 14.5 million net rentable square feet and 43 industrial properties containing an aggregate of 3.5 million net rentable square feet. In addition, the Company's land holdings will consist of approximately 59.36 acres, which management estimates can accommodate approximately 2.9 net rentable square feet of office development.

         Consummation of the transaction is subject to customary closing conditions, including receipt of third party consents. Accordingly, no assurance can be given that all or part of the transactions will be consummated or that, if consummated, the transactions would follow all of the terms set forth in the Transaction Agreements.

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ITEM 7.  FINANCIAL STATEMENTS, AND EXHIBITS.

         (C)      Exhibits

                  10.1     Exchange Agreement (Virginia properties)
                  10.2 Exchange Agreement (Pennsylvania/New Jersey properties)
                  10.3 Agreement of Purchase and Sale (Fee Transfer properties)
                  10.4 Agreement of Purchase and Sale (Entity Transfer properties)
                  10.5     Contribution Agreement (Joint Venture Interest)
                  10.6     Agreement of Purchase and Sale (935 First Avenue)
                  10.7 Form of Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P.
                  99.1     Press Release, dated March 14, 2001

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRENTISS PROPERTIES TRUST


Date:  March 20, 2001                     /s/ THOMAS P. SIMON
                                          -------------------------
                                          Thomas P. Simon
                                          Senior Vice President and
                                          Chief Accounting Officer

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